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                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]

CONTACT:  W. Earl Reed, III
          Executive Vice President and
          Chief Financial Officer
          (502) 596-7380


FOR IMMEDIATE RELEASE
---------------------

              VENCOR REVISES SECOND QUARTER EARNINGS EXPECTATIONS


LOUISVILLE, Ky. (July 15, 1998) - Vencor, Inc. (NYSE: VC) today announced that it expects second quarter earnings to be below expectations based on preliminary information. Excluding one-time charges, the Company expects to report a loss between $0.10 to $0.15 per share on a pro forma basis for the three month period ended June 30, 1998. The Company expects to report second quarter results on July 28, 1998.

     Vencor is a long-term healthcare provider operating hospitals, nursing centers and contract ancillary services in 45 states.

     The above statements include forward-looking statements, particularly with respect to future financial results. However, actual results could differ materially from projections contained in these forward-looking statements. The Company cautions investors that any forward-looking statements are not guarantees of future performance. Numerous factors exist which, in some cases have affected, and in the future could cause results to differ materially from these expectations. These statements involve risks and uncertainties concerning the Company's business strategy addressing healthcare regulatory changes, its recent reorganization and increased debt structure and other factors detailed in the Company's Form 10 and in the Company's other filings with the Securities and Exchange Commission.